UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2024

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Events

On December 3, 2024, Eton Pharmaceuticals, Inc. (the “Company”) announced the appointment of Ipek Erdogan-Trinkaus, MBA, as Chief Commercial Officer (CCO), effective immediately.

Prior to joining Eton, Ms. Erdogan-Trinkaus served as Chief Commercial Officer of a leading plant-based food and beverage brand, milkadamiaTM, from initial launch phase of building the brand to implementing a long-term growth strategy to drive its evolution into a mature business. She was previously with Tolmar Pharmaceuticals, Inc., where she held a variety of leadership roles of increasing responsibility, including VP of Commercial Strategy and Global Marketing, leading up to her assignment to General Manager of the Pediatric Endocrinology business unit. She has also held various commercial leadership roles at Ameda, Inc., Mead Johnson Nutrition, and Abbott Nutrition. Ms. Erdogan-Trinkaus received her Bachelor of Science in Business Administration from Middle East Technical University, the top-ranked university in Turkey, and her MBA from The Ohio State University’s Fisher College of Business.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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